Exhibit 5.1

NELSON MULLINS RILEY & SCARBOROUGH LLP ATTORNEYS AND COUNSELORS AT LAW
101 Constitution Ave, NW, Suite 900 Washington, DC 20001 T 202.689.2800 F 202.689.2860 nelsonmullins.com

August 23, 2024

Trump Media & Technology Group Corp.
401 N. Cattlemen Rd., Ste. 200
Sarasota, Florida 34232

Re: Registration Statement on Form S-1

We have acted as counsel to Trump Media & Technology Group Corp., a Delaware corporation (the “Company”), in connection with the registration of the issuance by the Company of up to 5,102,002 shares of common stock, $0.0001 par value per share (the “Common Stock”), consisting of (i) 2,002 shares issued on August 23, 2024 pursuant to the terms of that certain investor relations consulting agreement, dated as of October 23, 2001, by and between the Company and MZHCI, LLC DBA MZ Group (the “MZHCI Shares”), and (ii) up to 5,100,000 shares issued on August 9, 2024 pursuant to that certain asset purchase agreement, dated as of July 3, 2024, by and among the Company, WorldConnect Technologies, L.L.C., WorldConnect IPTV Solutions, LLC and JedTec, L.L.C. (the “Asset Acquisition Shares”), consisting of (a) 2,600,000 shares issued on August 9, 2024 and (b) up to 2,500,000 shares (the “WCT Earnout Shares”), which may be earned and payable upon the achievement of certain contractual milestones (the “Milestones”).

The MZHCI Shares, Asset Acquisition Shares and WCT Earnout Shares are included in a registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus or prospectus supplement (collectively, the “Prospectus”), other than as expressly stated herein.

As such counsel, we have examined and relied upon the Registration Statement and the prospectus contained therein, the Company’s Certificate of Incorporation, as amended, the Company’s Bylaws, as amended, and such matters of fact and questions of law as we have considered appropriate for purposes of this letter. We have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.	The MZHCI Shares and Asset Acquisition Shares have been duly authorized by all necessary corporate action of the Company and are validly issued, fully paid and nonassessable.
2.	When issued and earned upon achievement of certain Milestones as described in the Registration Statement, the WCT Earnout Shares will be duly authorized, validly issued, fully paid and non-assessable.

The foregoing opinions are qualified to the extent that the enforceability of any document or instrument may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles.

We express no opinion as to any matter other than as set forth herein, and no opinion may be inferred or implied herefrom. We assume no obligation to advise you of any changes in the foregoing subsequent to the date of this opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Nelson Mullins Riley & Scarborough LLP
NELSON MULLINS RILEY & SCARBOROUGH LLP

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